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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         APRIL 4, 2006 (MARCH 28, 2006)

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)

                 Nevada                                 88-0408274
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     (State or Other Jurisdiction of          IRS Employer Identification No.)
             Incorporation)

                                    001-32202
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                            (Commission File Number)


                        6370 Nancy Ridge Drive, Suite 112
                          San Diego, California, 92121
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              (Address of Principal Executive Offices and Zip Code)

                                 (858) 657-0287
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              (Registrant's telephone number, including area code)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

EMPLOYMENT AGREEMENT WITH INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER

       On March 28, 2006, we entered into an employment agreement with James R. Gavin III, M.D., Ph.D., our Interim President and Chief Executive Officer, which contains the following terms:

       o        Dr. Gavin will earn a base salary of $600,000 per year.

       o The agreement has an initial term of one year commencing January 20, 2006, and will be renewed automatically for additional one year periods unless either party provides notice at least 90 days prior to the expiration of the then-current term of its intent not to renew.

       o During the term of the agreement we have agreed to recommend to the nominating and governance committee, and to the board, that Dr. Gavin be included on management's slate of directors at each meeting of our stockholders at which directors are elected and that he continue to serve as a member of the executive committee of the board.

       o Dr. Gavin will be an at-will employee and either we or Dr. Gavin may terminate employment at any time. However, if Dr. Gavin's employment is terminated by us without cause (as that term is defined in the employment agreement), Dr. Gavin will be entitled, subject to his execution of a general release of claims, to a severance payment equal to the amount of base salary that would have been paid for the remainder of the then-current term, subject to a minimum severance payment equal to three months' base salary.

       o Dr. Gavin will be reimbursed for reasonable expenses incurred under the agreement including travel between San Diego and Dr. Gavin's primary residence in Atlanta, housing expenses in San Diego of up to $1,700 per month, and automobile expenses in San Diego of up to $1,000 per month.

       o Dr. Gavin will be entitled to all benefits, including vacation, health and disability benefits, for which he is eligible under the terms and conditions of our standard benefit plans provided generally to senior level executives, as such may be in effect from time to time.


PROFESSIONAL SERVICES AGREEMENT WITH INTERIM CHIEF FINANCIAL OFFICER

       On March 30, 2006, we entered into a professional services agreement with Kevin A. Hainley, our Interim Chief Financial Officer, which contains the following terms:

       o Mr. Hainley will be paid $135 per hour for services rendered under the agreement.

       o Mr. Hainley will perform all services reasonably requested by our Chief Executive Officer and consistent with the title of Interim Chief Financial Officer.

       o The agreement is for a period of approximately two to three months, or as needed, and either we or Mr. Hainley may terminate the agreement upon 30 days prior written notice to the other party.

       o Mr. Hainley will render services as an independent contractor, and will not be entitled to any of the benefits we may make available to our employees.

       o The agreement is effective for services rendered on and after March 19, 2006.



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ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

       On March 28, 2006, and in connection with entering into the Professional Services Agreement with Kevin A. Hainley described in Item 1.01 above, we terminated the Professional Services Agreement dated January 18, 2006 between us and Resources Global Professionals. Under this agreement, Resources Global Professionals was an independent contractor, with Mr. Hainley designated as the associate assigned to us. Resources Global Professionals was compensated for Mr. Hainley's time at the rate of $155 per hour, and $232.50 per hour for each hour over eight in one day or forty in one week. We paid Resources Global Professionals a $12,000 fee in consideration of our direct retention of Mr. Hainley.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 4, 2006                             MICROISLET, INC.


                                                 By:  /s/ Kevin Hainley
                                                 -------------------------------
                                                 Kevin Hainley
                                                 Interim Chief Financial Officer